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Allied Capital Advisers, Inc.
Exhibit 11 Computation of Earnings Per Common Share
Form 10-Q
March 31, 1996

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
                                                               For the Three Months Ended
                                                                        March 31,
                                                             ----------------------------
                                                                   1996           1995
                                                             ----------------------------
Primary Earnings Per Common Share:

   Net Income                                                    $732,000       $523,000
                                                             ============================

   Weighted average of common
        shares outstanding                                      8,990,349      8,854,288

   Weighted average of common
        shares issuable on exercise
        of outstanding stock options                              888,620        600,439
                                                             ----------------------------

   Weighted average of common
        shares outstanding, as adjusted                         9,878,969      9,454,727
                                                             ============================


   Net Income per share                                             $0.07          $0.06
                                                             ============================



Fully Diluted Earnings Per Common Share:

   Net Income                                                    $732,000       $523,000
                                                             ============================

   Weighted average common
        shares and common share
        equivalents as computed for
        primary earnings per share                              9,878,969      9,454,727

   Weighted average of additional
        shares issuable on exercise
        of outstanding stock options                               92,076        103,534
                                                             ----------------------------

   Weighted average of common
        shares outstanding, as adjusted                         9,971,045      9,558,261
                                                             ============================


   Net Income assuming full dilution                                $0.07          $0.05
                                                             ============================
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